Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of Virtual Radiologic Corporation on Form S-1 of our report, dated March 8, 2005 (except for Note 3 for which the date is May 12, 2006), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd

Minneapolis, Minnesota

September 26, 2006